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                                                                     EXHIBIT 4.3

              SEE REVERSE HEREOF FOR CERTAIN LEGENDED INFORMATION

                              [LOGO APPEARS HERE]

                     SERIES A CONVERTIBLE PREFERRED STOCK

                      INDUSTRIAL DATA SYSTEMS CORPORATION
  Certificate                                                        Shares
   **PA-1**                                                       **2,500,000**

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


     THIS IS TO CERTIFY THAT **EQUUS II INCORPORATED** is the owner of TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) fully paid and non-assessable shares of Series A Convertible Preferred Stock, $0.001 par value per share, of

                      INDUSTRIAL DATA SYSTEMS CORPORATION

transferable only by the holder in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.


     The Corporation has caused this Certificate to be signed by its duly authorized officers effective _____________, 2001.


 ----------------------------------     -------------------------------------
     Hulda L. Coskey, Secretary              William A. Coskey, President
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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT
AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
ANY STATE SECURITIES LAWS.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT
BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE
SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

THE COMPANY IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS OR SERIES OF STOCK. A FULL STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED IS ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF NEVADA AND THE COMPANY WILL FURNISH A COPY OF SUCH STATEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.






     FOR VALUE RECEIVED, I hereby sell, assign and transfer unto
_________________________  _______________ Shares of the Preferred Stock
represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________ my Attorney to transfer the stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _____________________________      ________________________________


In the Presence of:

________________________________________